FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

[X]       CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  July 5, 2005

OR

[ ]

TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ................ to ...................

Commission File Number 0-5486

                         PRESIDENTIAL LIFE CORPORATION_________________________

  (Exact name of registrant as specified in its charter)

           Delaware                                                                        13-2652144________________

(State or other jurisdiction of                                                (I.R.S Employer Identification No.)

incorporation or organization)

69 Lydecker Street, Nyack, New York                      10960

(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code    845-358-2300

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ } Solciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR        240.14a-12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4( c))

 Item 1.01

On June 28, 2005, Registrant and its wholly owned subsidiary, Presidential Life Insurance Company (“Insurance Company”), entered into an agreement to sell the shares of Central National Life Insurance Company of Omaha (“CNL”) to Renaissance Holding Company, a Michigan corporation (“Renaissance”).  CNL is a wholly owned subsidiary of the Insurance Company.

Under the Agreement, the Insurance Company has agreed to sell the shares of CNL to Renaissance for the sum of $2,470,000, assuming regulatory approval of the transfer of the 52 existing licenses held by CNL, with a prorated reduction of purchase price for any license not transferred.  In addition, Renaissance will purchase the statutory capital and surplus of CNL at its market value on the date preceding the closing.  The closing on the transaction will take place within five business days following the grant of all required regulatory approvals and the completion of all other closing requirements.

PRESIDENTIAL LIFE CORPORATION

July 5, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

   Presidential Life Corporation

(Registrant)

Date:  July 5, 2005

 /s/ Herbert Kurz

Herbert Kurz, President and Duly

Authorized Officer of the Registrant

Date:  July 5, 2005

/s/ Charles Snyder

 Charles J. Snyder, Principal

Accounting Officer of the Registrant